Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 333-148854 on Form S-11 of our reports dated March 31, 2009, relating to the consolidated financial statements and financial statement schedules of Hines Real Estate Investment Trust, Inc. and subsidiaries (the “Company”) as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 and our report dated March 31, 2009 relating to the consolidated financial statements of Hines US Core Office Fund LP and subsidiaries as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008, appearing in the Annual Report on Form 10-K of Hines Real Estate Investment Trust, Inc. for the year ended December 31, 2008, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas
September 28, 2009